EXHIBIT 23: CONSENT OF BONADIO & CO., LLP

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Pathfinder Bancorp, Inc.

Oswego, New York

We hereby consent to the incorporation by reference in this Annual Report on Form 10-K of Pathfinder Bancorp, Inc. and subsidiaries for the year ended December 31, 2017 of our report dated March 30, 2018 included in its Registration Statement on Form S-8 (No. 333-202081) relating to the consolidated financial statements for the two years ended December 31, 2017.

/s/ Bonadio & Co., LLP
Bonadio & Co., LLP
Syracuse, New York
March 30, 2018